THIS TRANSACTION FEE AGREEMENT is made as of the 22nd day of April, 2004.

BETWEEN:

            SUNBURST ACQUISITIONS IV INC.
            103-20120 64th Ave.
            Langley, British Columbia
            CANADA V2Y1M8
            (the "Company")

OF THE FIRST PART

AND:

            T.R. WINSTON & COMPANY, LLC
            1999 Ave. of the Stars
            Los Angeles, CA 90067
            (the "Broker")

OF THE SECOND PART

W H E R E A S:

      A. The Company has entered into agreements with respect to the acquisition of interests in mineral properties in Mexico;

      B. The Broker is a licensed broker-dealer with the National Association of Securities Dealers;

      C. The Broker introduced the Company to the individuals responsible for finding the mineral properties and securing such mineral properties for the Company (such individuals to be called the "Mineral Investor"), and the Broker assisted the Company with follow up transactions;

      D. The Company wishes to reward the Broker for its services in the manner hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions, warranties and representations hereinafter set forth, the parties hereto agree as follows:

            1. The Company agrees to compensate the Finder as follows: the option to purchase three million (3,000,000) shares of common stock at the purchase price of one penny ($0.01) (the "Shares"). Such option agreement terms are in the Option Agreement attached hereto as Exhibit A and incorporated herein as part of this Agreement.

            2. The Shares shall carry piggy-back registration rights and as such Company is required to include the Shares in any registration statement filed by the Company for the registration of any shares of common stock in the Company. Notwithstanding, upon demand by the holder of the Shares to the Company, the Shares shall be registered pursuant to an effective registration statement duly filed with the U.S. Securities and Exchange Commission, including a registration on Form S-8.


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

            3. The parties hereto, and each of them, covenant and agree that each of them shall and will upon reasonable request by the other party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

            4. By execution hereof, the Company acknowledges that the Broker does not provide investment advice or financial planning services. In that regard, the Broker is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and cannot therefore provide any advice regarding the desirability or value of purchasing, selling, transacting in, investing in, or holding any security. Rather, the Broker's services will be limited to those properly provided by a licensed broker-dealer. Broker is registered with the NASD as an "Introducing Broker/Dealer".

            5. The Company hereby agrees to indemnify and hold harmless the Broker, its managers, members, agents and employees (collectively referred to as the Broker for purposes of this Section 6) from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses as incurred by any of them (including the fees and expenses of counsel) which are related to or arise out of any actions taken or omitted to be taken (including any untrue statements made or omitted to be made) by the Company or any actions taken or omitted to be taken by the Broker (except in the case of gross negligence or willful misconduct on the part of such Broker) in connection with the transactions contemplated by the Purchase Agreement or otherwise related to or arising out of the Broker's activities on behalf of the Company. The Company shall reimburse Broker for all expenses (including the fees and expenses of counsel) incurred by such Broker in connection with investigating, preparing or defending any such claim, action, suit or proceeding, including in connection with pending or threatened litigation to which Broker is a party.

            6. The Company and the Broker acknowledge that Diana Derycz Kessler serves as the registered representative of the Broker that is overseeing this transaction, and that Diana Derycz-Kessler also has an interest in the Company by virtue of the fact that her husband Paul Kessler is a shareholder in the Company. Paul Kessler has filed a Form 13(g) disclosing his own ownership interest in the Company.

            7. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

            8. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

            9. This Agreement consists of a total of 3 pages. This Agreement may be signed in any number of counterparts and the combination of the same shall constitute a binding agreement. A signed copy of this Agreement received via facsimile shall be deemed an original signature of a party for purposes of making this Agreement a binding agreement.


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

      IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of and from the day first above written.

                                        SUNBURST ACQUISITIONS IV INC.

                                        By:
                                           -------------------------------------
                                           Name:  Terry Fields
                                           Title: President

                                        T.R. WINSTON & COMPANY, LLC

                                        By:
                                           -------------------------------------


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

                                   EXHIBIT 'A'

                      NON-QUALIFIED STOCK OPTION AGREEMENT

           This Agreement is made as of the ____th day of April, 2004

BETWEEN:    SUNBURST ACQUISITIONS IV INC.
            103-20120 64th Ave.
            Langley, British Columbia
            CANADA V2Y1M8

                      hereinafter referred to as "Company"

AND:        T.R. WINSTON & COMPANY, LLC
            1999 Ave. of the Stars
            Los Angeles, CA 90067
            United States

                      hereinafter referred to as "Optionee"

WHEREAS, the Board of Directors of the Company (the "Board of Directors") has authorized the granting to Optionee, for services to be rendered by Optionee as, in accordance with the terms of a Finder's Agreement ("Finder's Agreement") between the Company and Optionee entered into on even date herewith, of a non-qualified stock option to purchase the number of shares of common stock ("Common Stock") of the Company specified in Paragraph 1 hereof at the price specified therein, such option to be for the term and upon the terms and conditions hereinafter stated in this Option Agreement.

NOW THEREFORE, in consideration of the premises and of the undertakings of the Parties hereto contained herein, it is hereby agreed:

1.    NUMBER OF SHARES: OPTION PRICE

      Pursuant to said action of the Board of Directors, the Company hereby grants to Optionee, in consideration of consulting services to be performed for the benefit of the Company, the option ("Option") to purchase up to Three Million (3,000,000) shares ("Option Shares") of Common Stock of the Company, at the exercise price equal to one penny ($0.01) (the "Exercise Price").

      Notwithstanding anything in this Option Agreement to the contrary, in no event will the Optionee be entitled to exercise the Option to purchase Option shares in excess of such number of shares of Common Stock beneficially owned by the Optionee and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company, subject to a limitation on conversion or exercise) that would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder.


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

2.    TERM

      This option will expire five (5) years from the date of signing of this Option Agreement.

3.    SHARES SUBJECT TO EXERCISE

      The options are immediately exercisable and remain subject to exercise for the term specified in Section 2, regardless of the termination of the Finder's Agreement.

4.    METHOD AND TIME OF EXERCISE

      The Option may be exercised by written notice delivered to the Company stating the number of shares with respect to which the Option is being exercised together with a check made payable to the Company in the amount of the purchase price of the shares. Not less than one hundred (100) shares may be purchased at any one time unless the number purchased is the total number purchasable under the Option at the time. Only whole shares may be purchased. The Company must carry out any and all acts to ensure that the Company and its transfer agent duly and properly issue the shares underlying the options to Optionee.

5.    EXERCISE ON TERMINATION

      This Option will not terminate as a result of the termination of Optionee's services as a consultant to the Company or as a result of an early termination of the Finder's Agreement by Company.

6.    TRANSFERABILITY

      This Option may not be assigned or transferred except, (i) by will or by the laws of descent and distribution, or (ii) with consent of the Company.

7.    OPTIONEE NOT A SHAREHOLDER

      Optionee has no rights as a shareholder with respect to the Common Stock of the Company covered by the Option until the date of issuance of a stock certificate or stock certificates to him upon exercise of the Option. No adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued.

8.    REGISTRATION RIGHTS --PIGGY BACK AND DEMAND

      Optionee represents and agrees that, upon Optionee's exercise of the Option in whole or part, unless there is in effect at that time under the Securities Act of 1933 a registration statement -- relating to the shares issued to him, he will acquire the shares issuable upon exercise of this Option for the purpose of investment and not with a view to their resale or further distribution.

      The Shares shall carry piggy-back registration rights and as such Company is required to include the Shares in any registration statement filed by the Company for the registration of any shares of common stock in the Company. Notwithstanding, upon demand by the holder of the Shares to the Company, the Shares shall be registered pursuant to an effective registration statement duly filed with the U.S. Securities and Exchange Commission, including a registration on Form S-8.


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

9.    REPRESENTATION.

      Company represents that it has carried out any and all acts necessary to effect the issuance of this Agreement.

10.   NOTICES

      All notices to the parties may be sent at the addresses and numbers listed above, or to such other address and fax number as either may designate to the other in writing. A notice will be deemed to be duly given if and when enclosed in a properly addressed sealed envelope deposited, postage prepaid and followed by facsimile to the addressee. In lieu of giving notice by mail as aforesaid, written notices under this Agreement may be given by personal delivery to the Optionee or to the Company (as the case may be), or by a recognized courier.

11.   ADJUSTMENTS

      If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 2 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefore will be appropriately adjusted by the Company; provided however, that in no event will any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment will be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

12.   CESSATION OF CORPORATE EXISTENCE

      Notwithstanding any other provision of this Option, under the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than fifty percent (50%) of the then outstanding stock of the Company to another corporation or other entity, the Option granted hereunder will terminate; provided, however, that within five (5) days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation, the Company may, but will not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options will contain such terms and provisions as required substantially to preserve the rights and benefits of this Option.

13.   INVALID PROVISIONS

      In the event that any provision of this Option Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained therein.


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

14.   APPLICABLE LAW

      This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

15.   COUNTERPARTS

      This Agreement may be executed in two or more counterparts, each of which is deemed an Original but all of which constitute but one Agreement. A copy of this Agreement signed by a party and delivered by facsimile transmission to the other party has the same effect as the delivery of an original of this Agreement containing the original signature of such party.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and date first above written.

T.R. WINSTON & COMPANY, LLC             SUNBURST ACQUISITIONS IV INC.

____________________________            By:  __________________________________
Name:                                                Name:


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